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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Constellation 3D, Inc.
New York, New York

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statement on Form S-3 of our report dated February 21, 2001 (except for Note 11(c) which is as of March 11, 2001 and
Note 11(d) which is as of March 29, 2001), relating to the consolidated financial statements of Constellation 3D, Inc. and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP

June 25, 2001